Exhibit 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2018 RESULTS

PEORIA, ILLINOIS, January 23, 2019 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2018 net losses of $20.7 million (-$0.46 per share), compared to net earnings of $57.3 million ($1.29 per share) for the fourth quarter of 2017. Operating earnings(1) for the fourth quarter of 2018 were $17.8 million ($0.40 per share) compared to $53.9 million ($1.21 per share) for the same period in 2017.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2018	2017	2018	2017
Net earnings (loss) (2)	$(0.46)	$1.29	$1.43	$2.36
Operating earnings (1)	$0.40	$1.21	$2.05	$2.30

(1)See discussion below: Non-GAAP and Performance Measures.

(2)Unrealized losses on equity securities and the related taxes were included in net earnings in 2018. See discussion below: Adopted Accounting Standard and Tax Reform.

Highlights for the quarter included:

•	Underwriting income(1) of $2.2 million, resulting in a combined ratio(1) of 98.9.
•	12% increase in gross premiums written and 17% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $9.6 million net increase in underwriting income.
•	Losses from Hurricane Michael resulting in a $19.6 million net decrease to underwriting income.
•	Special dividend of $1.00 per share, representing $44.5 million returned to shareholders.

Highlights for the year included:

•	Underwriting income(1) of $41.6 million, resulting in a combined ratio(1) of 94.7.
•	11% increase in gross premiums written and 13% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $44.3 million net increase in underwriting income.
•	Losses from accumulated catastrophe activity resulting in a $34.4 million net decrease to underwriting income.
•	23rd consecutive year of a combined ratio(1) below 100.
•	Book value per share of $18.13, an increase of 3% from year-end 2017, inclusive of dividends.

“The industry experienced another active year of natural catastrophes, but RLI’s underwriting discipline and product diversification once again distinguished our company,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “I‘m proud to report that we ended the year with a 94.7 combined ratio and increased gross premiums written by 11%, as products across our portfolio grew through enhanced marketing, product development and technology initiatives. While the investment portfolio’s total return declined compared to last year, operating income benefited from investment income growth of 17% for the quarter and 13% for the year. As a result, we were able to share our success with shareholders by paying and increasing our regular quarterly dividend for the 43rd consecutive year and issuing a $1.00 special dividend in the fourth quarter. We remain focused on delivering value to our customers, partners and shareholders in 2019.”

Underwriting Income

RLI had $2.2 million of underwriting income in the fourth quarter of 2018 on a 98.9 combined ratio, compared to $9.0 million of underwriting income on a 95.2 combined ratio in the same quarter for 2017.

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For the year, RLI achieved $41.6 million of underwriting income on a 94.7 combined ratio, compared to $26.8 million on a 96.4 combined ratio in 2017. Results for both years include favorable development in prior years’ loss reserves which totaled $44.3 million and  $37.5 million for 2018 and 2017, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2018	2017		2018	2017
Casualty	$11.1	$3.9	Casualty	97.9	99.2
Property	0.9	(11.9)	Property	99.4	108.6
Surety	29.6	34.8	Surety	75.0	71.2
Total	$41.6	$26.8	Total	94.7	96.4

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

RLI’s net investment income for the quarter increased 17.4% to $17.0 million, compared to the same period in 2017. For the year ended December 31, 2018, investment income was $62.1 million versus $54.9 million for the same period in 2017. The investment portfolio’s total return was -0.9% for the quarter and -0.2%  for the year.

Comprehensive earnings were -$12.9 million for the quarter (-$0.29 per share) compared to $61.8 million ($1.39 per share) for the same quarter in 2017. Full-year comprehensive earnings were $30.2 million ($0.67 per share), compared to $140.3 million ($3.15 per share) in 2017. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/losses from the fixed income portfolio in 2018 and after-tax unrealized gains/losses from the fixed income and equity portfolios in 2017. See Adopted Accounting Standard and Tax Reform discussion below.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was -$0.8 million (reflecting seasonal sales results) for the quarter. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty E&S insurance company, was $1.0 million. Comparatively, for the fourth quarter of 2017, equity in earnings of unconsolidated investees from Maui Jim and Prime was $0.8 million and $1.0 million, respectively. For the year ended December 31, 2018, equity in earnings of unconsolidated investees was $12.5 million from Maui Jim and $3.6 million from Prime, compared to $14.4 million and $2.8 million, respectively, for the prior year.

Special and Regular Dividends

On December 27, 2018, RLI paid a special cash dividend of $1.00 per share, resulting in a tax benefit of $0.6 million ($0.01 per share) as dividends to the ESOP are fully deductible, and a regular quarterly dividend of $0.22 per share for a combined total of $54.3 million. RLI has paid dividends for 170 consecutive quarters and increased regular dividends in each of the last 43 years. Over the last 10 years, the company has returned $1.2 billion to shareholders and the regular quarterly dividend has grown an average of 5.4% per year.

Adopted Accounting Standard and Tax Reform

As disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2017, accounting guidance for financial instruments changed in 2018 under ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. We adopted this accounting standard update, effective January 1, 2018, using a cumulative-effect adjustment. This adjustment moved the historical unrealized gains and losses, net of tax, on the equity portfolio from accumulated other comprehensive earnings to retained earnings, but had no impact on overall shareholders’ equity. In addition, for 2018 and forward, the change in fair value for equity securities is required to be recognized through net earnings rather than through other comprehensive income. As defined below, we exclude these unrealized gains and losses in arriving at operating earnings and earnings per share from operations. For the fourth quarter of 2018, $64.2 million of unrealized losses, gross of tax, were recognized within pre-tax earnings and the income tax expense was decreased by $13.5 million. The impact to our income statement will vary depending upon the level of volatility in the performance of the securities held in our equity portfolio and the overall market.

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The change in the federal corporate tax rate from 35% to 21% commencing January 1, 2018, as enacted by the Tax Cuts and Jobs Act of 2017 (TCJA), contributed to a lower effective tax rate for 2018 as compared to 2017.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the company’s results. Management believes that these non-GAAP measures better explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities for 2018 only and taxes related thereto. The adjustment for net unrealized gains/(losses) on equity securities is only applicable for 2018 due to the adoption of the above mentioned accounting standard update. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2018 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the fourth quarter, the company’s A+ (Superior) financial strength rating was affirmed by A.M. Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central standard time (CST) tomorrow, January 24, 2019, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/it8skmtv.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2017.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 43 consecutive years and delivered underwriting profits for 23 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2018	2017	2018	2017
		4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share(1)		$0.40	$1.21	$2.05	$2.30

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves	$0.20	$0.05	$0.55	$0.28
•	Favorable development in property prior years' reserves	$-	$0.02	$0.07	$0.08
•	Favorable (unfavorable) development in surety prior years' reserves	$(0.04)	$-	$0.12	$0.16
•	Catastrophe impact
	▪ Hurricane Michael	$(0.35)	$-	$(0.34)	$-
	▪ Hurricane Florence	$-	$-	$(0.11)	$-
	▪ 2018 Hawaii volcanic activity	$0.01	$-	$(0.09)	$-
	▪ 2018 storms	$(0.01)	$-	$(0.06)	$-
	▪ Hurricanes Harvey, Irma and Maria	$-	$-	$-	$(0.46)
	▪ 2017 and prior events	$0.01	$-	$0.03	$(0.02)
•	Gain from tax benefit of special dividend to ESOP(4)	$0.01	$0.04	$0.01	$0.04
•	Gain from tax benefit applicable to Maui Jim dividend(5)	$-	$0.03	$-	$0.03
•	Gain from tax benefit of change in corporate tax law(6)	$0.05	$0.63	$0.05	$0.63

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)

Dividends paid on employer securities in an ESOP are fully deductible from taxable income and resulted in a 21% tax benefit in 2018 and 35% tax benefit in 2017. See Adopted Accounting Standard and Tax Reform discussion above.

(5)

As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7.35%) as compared to the corporate capital gains tax rate (21%) on which tax estimates were based.

(6)	The gain reflects the tax benefit of applying the rules enacted under the TCJA of 2017.

RLI CORP

2018 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2018	2017		% Change	2018	2017	% Change
Net premiums earned	$204,002		$188,296	8.3%	$791,366	$737,937	7.2%
Net investment income	16,962		14,446	17.4%	62,085	54,876	13.1%
Net realized gains	15,507		5,111	203.4%	63,407	4,411	-
Net unrealized losses on equity securities	(64,200)		-	-	(98,735)	-	-
Consolidated revenue	$172,271		$207,853	(17.1)%	$818,123	$797,224	2.6%

Loss and settlement expenses	$123,888		$94,657	30.9%	$428,193	$401,584	6.6%
Policy acquisition costs	66,265		66,251	0.0%	267,738	252,515	6.0%
Insurance operating expenses	11,612		18,412	(36.9)%	53,803	56,994	(5.6)%
Interest expense on debt	1,861		1,857	0.2%	7,437	7,426	0.1%
General corporate expenses	1,556		3,524	(55.8)%	9,427	11,340	(16.9)%
Total expenses	$205,182		$184,701	11.1%	$766,598	$729,859	5.0%

Equity in earnings of unconsolidated investees	203		1,820	(88.8)%	16,056	17,224	(6.8)%
Earnings (loss) before income taxes	$(32,708)		$24,972	-	$67,581	$84,589	(20.1)%
Income tax expense (benefit)	(12,048)		(32,286)	(62.7)%	3,402	(20,439)	-
Net earnings (loss)	$(20,660)		$57,258	-	$64,179	$105,028	(38.9)%

Other comprehensive earnings (loss), net of tax	7,772		4,497	72.8%	(33,997)	35,309	-
Comprehensive earnings (loss)	$(12,888)		$61,755	-	$30,182	$140,337	(78.5)%

Operating earnings(1):

Net earnings (loss)	$(20,660)		$57,258	-	$64,179	$105,028	(38.9)%
Less:
Realized gains	(15,507)		(5,111)	203.4%	(63,407)	(4,411)	-
Income tax on realized gains	3,256		1,789	82.0%	13,315	1,544	-
Unrealized losses on equity securities	64,200		-	-	98,735	-	-
Income tax on unrealized losses on equity securities	(13,482)		-	-	(20,734)	-	-
Operating earnings	$17,807		$53,936	(67.0)%	$92,088	$102,161	(9.9)%

Return on Equity:
Net earnings					7.6%	12.3%
Comprehensive earnings					3.6%	16.4%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	44,497		44,549		44,835	44,500

Net earnings per share	$(0.46)		$1.29	-	$1.43	$2.36	(39.4)%
Less:
Realized gains	(0.35)		(0.12)	191.7%	(1.42)	(0.09)	-
Income tax on realized gains	0.07		0.04	75.0%	0.30	0.03	-
Unrealized losses on equity securities	1.44		-	-	2.20	-	-
Income tax on unrealized losses on equity securities	(0.30)		-	-	(0.46)	-	-
EPS from operations(1)	$0.40		$1.21	(66.9)%	$2.05	$2.30	(10.9)%

Comprehensive earnings (loss) per share	$(0.29)		$1.39	-	$0.67	$3.15	(78.7)%

Cash dividends per share - ordinary	$0.22	$	$ 0.21	4.8%	$0.87	$0.83	4.8%
Cash dividends per share - special	$1.00		$1.75	(42.9)%	$1.00	$1.75	(42.9)%

Net Cash Flow provided by Operations	$53,733		$51,592	4.1%	$217,102	$197,525	9.9%

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP

2018 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2018	2017	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,760,515	$1,672,239	5.3%
(amortized cost - $1,776,465 at 12/31/18)
(amortized cost - $1,646,411 at 12/31/17)
Equity securities	340,483	400,492	(15.0)%
(cost - $220,373 at 12/31/18)
(cost - $182,002 at 12/31/17)
Other invested assets	51,542	33,808	52.5%
Cash and cash equivalents	41,690	34,251	21.7%
Total investments and cash	$2,194,230	$2,140,790	2.5%

Premiums and reinsurance balances receivable	152,576	134,351	13.6%
Ceded unearned premiums	71,174	57,928	22.9%
Reinsurance balances recoverable on unpaid losses	364,999	301,991	20.9%
Deferred policy acquisition costs	84,934	77,716	9.3%
Property and equipment	54,692	55,849	(2.1)%
Investment in unconsolidated investees	94,967	90,067	5.4%
Goodwill and intangibles	54,534	59,302	(8.0)%
Other assets	32,959	29,250	12.7%
Total assets	$3,105,065	$2,947,244	5.4%

Unpaid losses and settlement expenses	$1,461,348	$1,271,503	14.9%
Unearned premiums	496,505	451,449	10.0%
Reinsurance balances payable	22,591	21,624	4.5%
Funds held	72,309	74,560	(3.0)%
Income taxes - deferred	24,238	53,768	(54.9)%
Bonds payable, long-term debt	149,115	148,928	0.1%
Accrued expenses	45,124	52,848	(14.6)%
Other liabilities	26,993	18,966	42.3%
Total liabilities	$2,298,223	$2,093,646	9.8%
Shareholders' equity	806,842	853,598	(5.5)%
Total liabilities & shareholders' equity	$3,105,065	$2,947,244	5.4%

OTHER DATA:

Common shares outstanding (in 000's)	44,504	44,148

Book value per share	$18.13	$19.33	(6.2)%
Closing stock price per share	$68.99	$60.66	13.7%
Cash dividends per share - ordinary	$0.87	$0.83	4.8%
Cash dividends per share - special	$1.00	$1.75	(42.9)%

Statutory surplus	$829,775	$864,554	(4.0)%

RLI CORP

2018 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$177,665		$47,822		$31,916		$257,403
Net premiums written	147,615		34,710		30,103		212,428
Net premiums earned	136,404		37,822		29,776		204,002
Net loss & settlement expenses	83,372	61.1%	33,429	88.4%	7,087	23.8%	123,888	60.7%
Net operating expenses	44,333	32.5%	15,659	41.4%	17,885	60.1%	77,877	38.2%
Underwriting income (loss) (1)	$8,699	93.6%	$(11,266)	129.8%	$4,804	83.9%	$2,237	98.9%

2017

Gross premiums written	$153,575		$43,747		$31,743		$229,065
Net premiums written	128,996		34,015		29,881		192,892
Net premiums earned	123,967		34,497		29,832		188,296
Net loss & settlement expenses	78,576	63.4%	12,977	37.6%	3,104	10.4%	94,657	50.3%
Net operating expenses	46,808	37.8%	17,527	50.8%	20,328	68.1%	84,663	44.9%
Underwriting income (loss) (1)	$(1,417)	101.2%	$3,993	88.4%	$6,400	78.5%	$8,976	95.2%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$654,194		$202,917		$126,105		$983,216
Net premiums written	547,177		155,601		120,397		823,175
Net premiums earned	523,472		149,261		118,633		791,366
Net loss & settlement expenses	329,763	63.0%	83,822	56.2%	14,608	12.3%	428,193	54.1%
Net operating expenses	182,569	34.9%	64,555	43.2%	74,417	62.7%	321,541	40.6%
Underwriting income (loss) (1)	$11,140	97.9%	$884	99.4%	$29,608	75.0%	$41,632	94.7%

2017

Gross premiums written	$585,449		$175,538		$124,325		$885,312
Net premiums written	494,649		137,031		118,174		749,854
Net premiums earned	478,603		138,346		120,988		737,937
Net loss & settlement expenses	305,679	63.9%	85,027	61.5%	10,878	9.0%	401,584	54.4%
Net operating expenses	169,020	35.3%	65,178	47.1%	75,311	62.2%	309,509	42.0%
Underwriting income (loss) (1)	$3,904	99.2%	$(11,859)	108.6%	$34,799	71.2%	$26,844	96.4%

(1)	See discussion above: Non-GAAP and Performance Measures.